EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

          We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-72844) and related Prospectus of Alliance Pharmaceutical Corp. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated August 10, 2001, with respect to the consolidated financial statements of Alliance Pharmaceutical Corp. included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.



                                              /S/ ERNST & YOUNG LLP
                                              ---------------------
                                              ERNST & YOUNG LLP

San Diego, California
November 29, 2001